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                                 EXHIBIT 21.1

                        Subsidiaries of the Registrant

                          (Global Industries, Ltd.)



                   NAME                                INCORPORATION
----------------------------------------------  --------------------------------
Global Divers and Contractors, Inc.             Louisiana
Global Pipelines PLUS, Inc.                     Louisiana
Pipelines, Incorporated                         Louisiana
Global Movible Offshore, Inc.                   Louisiana
Pelican Transportation, Inc.                    Louisiana
The Red Adair Company, Inc.                     Louisiana
Global Industries Offshore, Inc.                Delaware
Global Offshore International, Ltd.             Cayman Islands
Global International Vessels, Inc.              Cayman Islands
Norman Offshore Pipelines, Inc.                 Louisiana
Global Offshore, Pty. Ltd.                      Australia
Global Industries Asia Pacific Pte. Ltd.        Indonesia
Global Offshore, Pte.                           Singapore
CCC  Fabricaciones y Construcciones, S.A.       Mexico
de C.V. (1)
================================================================================



(1) CCC Fabricaciones y Construcciones, S.A. de C.V. is a 49% owned, unconsolidated subsidiary.

        All other subsidiaries are 100% owned.